As filed with the Securities and Exchange Commission on May 14, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

__________________

FIRST BUSINESS FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	39-1576570 (I.R.S. Employer Identification No.)

__________________

401 Charmany Drive, Madison, WI 53719

(Address of Principal Executive Offices) (Zip Code)

__________________

First Business Financial Services, Inc. 2019 Equity Incentive Plan

(Full title of the plan)

__________________

Corey A. Chambas

Chief Executive Officer

First Business Financial Services, Inc.

401 Charmany Drive

Madison, Wisconsin 53719

(Name and address of agent for service)

(608) 238-8008

(Telephone number, including area code, of agent for service)

With copies to:

C.J. Wauters

Godfrey & Kahn, S.C.

833 East Michigan Street, Suite 1800

Milwaukee, Wisconsin 53202

(414) 273-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [x]
Non-accelerated filer [ ]	Smaller reporting company [x]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.01 par value per share	180,000	$26.215	$4,718,700.00	$514.81

(1)

Reflects 180,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of First Business Financial Services, Inc. (the “Registrant”) issuable pursuant to the First Business Financial Services, Inc. 2019 Equity Incentive Plan (the “Plan”).  In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also registers any additional securities that may become issuable in connection with terms of the Plan that provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on May 12, 2021.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed by First Business Financial Services, Inc. (the “Registrant”) pursuant to General Instruction E to Form S-8 under the Securities Act.  The information included and incorporated by reference in the registration statement on Form S-8 filed by the Registrant (Registration No. 333-231418) pursuant to the Securities Act on May 13, 2019, is incorporated by reference into this Registration Statement.

Exhibits

4.1First Business Financial Services, Inc. 2019 Equity Incentive Plan, as amended April 30, 2021 (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on Schedule 14A on March 9, 2021 (File No. 001-34095)).

5.1Opinion of Godfrey & Kahn, S.C.

23.1Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

23.2Consent of Crowe LLP

24.1 Power of Attorney (included in the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on May 14, 2021.

FIRST BUSINESS FINANCIAL SERVICES, INC.

By:     /s/ Corey A. Chambas

Corey A. Chambas

President and Chief Executive Officer

POWERS OF ATTORNEY

Each of the undersigned officers and directors of First Business Financial Services, Inc. hereby constitutes and appoints each of Corey A. Chambas, Edward J. Sloane, Jr. and Barbara M. Conley his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Corey A. Chambas Corey A. Chambas	Chief Executive Officer (principal executive officer)	May 14, 2021

/s/ Edward G. Sloane, Jr Edward G. Sloane, Jr.	Chief Financial Officer (principal financial officer)	May 14, 2021

/s/ Brian D. Spielmann Brian D. Spielmann	Chief Accounting Officer (principal accounting officer)	May 14, 2021

/s/ Gerald L. Kilcoyne Gerald L. Kilcoyne	Chair of the Board of Directors	May 14, 2021

/s/ Laurie S. Benson Laurie S. Benson	Director	May 14, 2021

/s/ Mark D. Bugher Mark D. Bugher	Director	May 14, 2021

/s/ Carla C. Chavarria Carla C. Chavarria	Director	May 14, 2021

Signature	Title	Date
/s/ Jan A. Eddy Jan A. Eddy	Director	May 14, 2021

/s/ John J. Harris John J. Harris	Director	May 14, 2021

/s/ Ralph R. Kauten Ralph R. Kauten	Director	May 14, 2021

/s/ Timothy J. Keane Timothy J. Keane	Director	May 14, 2021

/s/ W. Kent Lorenz W. Kent Lorenz	Director	May 14, 2021

/s/ Daniel P. Olszewski Daniel P. Olszewski	Director	May 14, 2021

/s/ Carol P. Sanders Carol P. Sanders	Director	May 14, 2021